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                                                                     EXHIBIT 21

                     SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

At December 31, 1997, the Company or one of its wholly-owned subsidiaries had, among others, the following subsidiaries:


     The Arnold Engineering Co
     (an Illinois corporation)                                                                  100% stock interest

     Cannon-Muskegon Corporation
     (a Michigan corporation)                                                                   100% stock interest

     Flexmag Industries, Inc.
     (an Ohio corporation)                                                                      100% stock interest

     Greer Stop Nut, Inc.
     (a Tennessee corporation)                                                                  100% stock interest

     Lake Erie Design, Inc.
     (an Ohio corporation)                                                                      100% stock interest

     Magnetic Technologies Corporation
     (a Delaware corporation)                                                                   100% stock interest

     Mecair Aerospace Industries, Inc.
     (a Canadian corporation)                                                                    85% stock interest

     Metalac S.A. Industria e Comercio                                                           95% stock interest
     (a Brazilian corporation)                                                   (99.6 % voting, 91.4% non-voting)

     Mohawk Europa, Ltd.
     (an Irish corporation)                                                                     100% stock interest

     National-Arnold Magnetics Company
     (a California partnership)                                                            60% partnership interest

     Postkey Limited
     (a United Kingdom corporation)                                                             100% stock interest

     Precision Fasteners Limited
     (an Indian corporation)                                                                  22.05% stock interest

     SPS Biao Wu High Tensile Fasteners Company, Ltd.
     (a Chinese foreign equity joint venture)                                                    55% stock interest

     SPS International Investment Company
     (a Delaware corporation)                                                                   100% stock interest

     S.P.S. International Limited
     (an Irish corporation)                                                                     100% stock interest

     SPS Technologies Limited
     (a United Kingdom corporation)                                                             100% stock interest

     SPS/Unbrako K.K.
     (a Japanese corporation)                                                                   100% stock interest

     Standco Canada, Ltd.
     (a Canadian corporation)                                                                   100% stock interest

     Swift Levick Magnets, Ltd.
     (a United Kingdom Corporation)                                                             100% stock interest

     Unbrako Mexicana, S.A. de C.V.
     (a Mexican corporation)                                                                    100% stock interest

     Unbrako Products Pte. Ltd.
     (a Singaporean corporation)                                                                100% stock interest

     Unbrako Pty. Limited
     (an Australian corporation)                                                                100% stock interest

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The Company files consolidated financial statements which include the above subsidiaries, except for Precision Fasteners Limited and SPS Biao Wu High
Tensile Fasteners Company, Ltd., as well as subsidiaries which have been omitted from the above list; all such omitted subsidiaries considered in the aggregate as a single subsidiary do not constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act, as amended.